UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On May 1, 2024, United Natural Foods, Inc. (the “Company”), SUPERVALU INC., UNFI Wholesale, Inc., and UNFI Distribution Company, LLC (the “Co-Borrowers” and, together with the Company, the “Borrowers”), the guarantors party thereto, the certain financial institutions that are parties thereto as lenders, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), entered into Amendment No. 4 to the Term Loan Agreement (the “Term Loan Amendment”), amending the Term Loan Agreement dated as of October 22, 2018, as amended from time to time (as further amended, the “Term Loan Agreement”), among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and the Agent.

The Term Loan Amendment provides for (i) the reduction of the principal amount of the facility to $500 million, (ii) the extension of the maturity to May 1, 2031 (but with a springing maturity to (a) the date 91 days prior to the expiration of the Company’s distribution contract with Whole Foods Market Distribution, Inc. if such agreement shall not have been extended beyond the term of the facility, and (b) 91 days prior to the maturity of the Company’s senior notes due October 15, 2028, in the event that at least $100 million in principal amount outstanding of such senior notes remains outstanding on such date), (iii) a change in the applicable margin over the secured overnight financing rate (SOFR) from 3.25% to 4.75% and (iv) certain other changes.

On May 1, 2024, the Company entered into Amendment No. 1 (the “ABL Amendment”) to the loan agreement dated June 3, 2022, by and among the Company, UNFI Canada, Inc., the financial institutions that are parties thereto as lenders, Wells Fargo Bank, National Association and the other parties thereto (the “ABL Loan Agreement”) to execute on a First In, Last Out (“FILO”) tranche of incremental loans under the ABL Loan Agreement. The ABL Amendment provides for (i) the creation of a FILO tranche of $130 million with an Applicable Margin (as defined in the ABL Loan Agreement) rate equal to SOFR plus 2.50% per annum and (ii) the removal of the obligation of the Canadian Obligors (as defined in the ABL Loan Agreement) to provide credit support for U.S. loans.

Except as described above, all of the other material terms of the Term Loan Agreement and the ABL Loan Agreement remain unchanged and in full force and effect. The foregoing description of the Term Loan Amendment and the ABL Amendment in this Form 8-K is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Term Loan Amendment and the ABL Amendment, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended April 27, 2024.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Giorgio Matteo Tarditi
Name:	Giorgio Matteo Tarditi
Title:	President and Chief Financial Officer

Date:    May 1, 2024